                                                                     EXHIBIT 4.8

                         EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT made the 30th day of March, 1998.

BETWEEN:

                  SMARTIRE SYSTEMS INC., a company duly incorporated under the laws of British Columbia, having its head office at Richmond Corporate Centre, #150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1;

                  (hereinafter called the "Company")

AND:

                  SHAWN LAMMERS of #84 - 7955 122nd Street, Surrey, BC  V3W 4T4

                  (hereinafter called the "Purchaser")

WHEREAS:

A.                The Purchaser is an Employee as defined herein;

B. The Company wishes the Purchaser to continue as an Employee and to continue to receive the benefit of his services.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Purchaser to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1. In this Agreement, the following terms shall have the following meanings:

         (a) "Employee" means a bona fide employee of the Company or a subsidiary thereof or an employee of a company under contract to provide management services to the Company providing services to the Company;

         (b)      "Exchange" means the Vancouver Stock Exchange;

         (c)      "Expiry Date" means March 30, 2003;

         (d) "Insider" means a director or senior officer of the Company, or a director or senior officer of a person that is itself an insider or subsidiary of the Company, or a person whose control or direct or indirect beneficial ownership, or a combination of that control and ownership over securities of the Company extends, not counting securities in respect of which he is acting as an underwriter in the course of a distribution, to securities carrying more than 1 0% of the voting rights attached to all the Company's outstanding voting securities;

         (e) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;

         (f) "Option" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Purchaser by the Company pursuant to paragraph 2 hereof;

         (g) "Optioned Shares" means the common shares of the Company, subject to the Option; and

         (h) "Shares" means the common shares in the capital stock of the Company.

2. The Company hereby grants to the Purchaser as an incentive and in consideration of his services and not in lieu of salary or any other compensation, subject to the terms and conditions hereinafter set forth, the Option to purchase a total of 25,000 Optioned Shares at the price of $4.58 per Optioned Share, exercisable by the Purchaser in whole or in part at any time before 5:00 o'clock p.m., Vancouver time, on the Expiry Date.

3. The Option shall, at 5:00 o'clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4. In the event of the death of the Purchaser on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Purchaser at any time prior to 5:00 o'clock p.m., Vancouver time, on the first anniversary of the date of death of the Purchaser or prior to 5:00 o'clock p.m., Vancouver time, on the Expiry Date, whichever is the earlier.

5. The Purchaser represents and warrants that he is an Employee. In the event the Purchaser ceases to be an Employee prior to the Expiry Date, the Option shall, at 5:00 o'clock p.m., Vancouver time, on the thirtieth day after the date upon which the Purchaser ceases to be an Employee, terminate and be of no further force or effect whatsoever.

6. Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Purchaser or his personal representative giving a Notice of Exercise together with payment (by cash or by certified cheque, made payable to the Company) in full of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

7. Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Purchaser or his personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate in the name of the Purchaser or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

8. Nothing herein contained shall obligate the Purchaser to purchase any Optioned Shares except those Optioned Shares in respect of which the Purchaser shall have exercised his Option in the manner hereinbefore provided.

9. In the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

10. In the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number of Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change.

11. The Purchaser shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 6 hereof.

12. Time shall be of the essence of this Agreement.

13. This Agreement shall enure to the benefit of and be binding upon the Company, its successors and assigns, and the Purchaser and his personal representative to the extent provided in paragraph 4 hereof.

14. Subject to paragraph 4, this Agreement shall not be transferable or assignable by the Purchaser or his personal representative and the Option may be exercised only by the Purchaser or his personal representative.

15. The granting of the Option and the terms and conditions hereof shall be subject to the approval of the Exchange and, if the Purchaser is an Insider, is further subject to the approval of the shareholders of the Company prior to the exercise of the Option.

16. If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to the approval of the Exchange and, if the option as originally constituted was accepted for filing by the shareholders, that shareholder approval shall be obtained, and if the Purchaser is an Insider, shall be subject to the approval of the shareholders of the Company.

17. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

18. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF the Company has hereunto caused its corporate seal to be affixed in the presence of its duly authorized officers in that behalf and the Purchaser has hereunto set his hand and seal as of the day and year first above written.

THE COMMON  SEAL OF SMARTIRE  SYSTEMS  INC.   )
was  hereunto affixed in the presence of:     )
                                              )
--------------------------------------        )
Authorized Signatory                          )
                                              )    C/S
--------------------------------------        )
Authorized Signatory                          )


SIGNED, SEALED AND DELIVERED by               )
SHAWN LAMMERS in the presence of:             )
                                              )
--------------------------------------        )
Signature                                     )
--------------------------------------        )    -----------------------------
Print Name                                    )    SHAWN LAMMERS
--------------------------------------        )
Address                                       )
--------------------------------------        )
                                              )
--------------------------------------        )
Occupation